Exhibit 99.1

onsemi Reports Fourth Quarter and 2021 Financial Results

Achieved record annual and quarterly revenue, gross margin, profit and cash flow

PHOENIX, Ariz. – Feb. 7, 2022 – onsemi (the “Company”) (Nasdaq: ON) today announced its fourth quarter and fiscal year 2021 results with the following highlights:

•	Record fiscal year revenue of $6.74 billion representing 28.3 % year-over-year growth

•	Record quarterly revenue of $1,846.1 million, and record GAAP and non-GAAP gross margins of 45.1 % and 45.2%, respectively

•	Record quarterly GAAP and non-GAAP operating margins of 26.0 % and 28.6%, respectively

•	Fourth quarter GAAP and non-GAAP diluted earnings per share of $0.96 and $1.09, respectively
•	2021 free cash flow increased 167 % year-over-year, with fourth quarter at $457.0 million or 25 % of revenue

“Our disciplined execution on transformation initiatives in 2021 resulted in record financial performance and achievement of our financial targets ahead of stated timeline. Revenue for 2021 grew 28.3%. Operating income and free cash flow increased 6 times faster than the revenue as we focus our portfolio on secular megatrends of electric vehicles, ADAS, alternative energy and industrial automation. We continue to expand gross margins as we shift our mix into these high-value strategic markets while ramping new products, rationalizing our manufacturing footprint, and improving our overall cost structure. Outlook for our business remains robust as evidenced by over 60 % year-over-year growth in our design win funnel driven by our highly differentiated intelligent power and sensing portfolio,” said Hassane El-Khoury, president and CEO of onsemi.

Selected financial results for the quarter are shown below with comparable periods:

	GAAP			Non-GAAP

	Three Months Ended			Three Months Ended
(Revenue and Net Income in millions)	Q4 2021	Q3 2021	Q4 2020	Q4 2021	Q3 2021	Q4 2020

Revenue	$1,846.1	$1,742.1	$1,446.3	$1,846.1	$1,742.1	$1,446.3

Gross Margin	45.1%	41.4%	34.4%	45.2%	41.5%	34.4%

Operating Margin	26.0%	22.9%	11.6%	28.6%	24.5%	14.2%

Net Income attributable to onsemi	$425.9	$309.7	$89.0	$478.0	$380.3	$147.1

Diluted Earnings Per Share	$0.96	$0.70	$0.21	$1.09	$0.87	$0.35

Selected financial results for 2021 and 2020 are shown below:

	GAAP		Non-GAAP

	Year Ended		Year Ended

(Revenue and Net Income in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenue	$6,739.8	$5,255.0	$6,739.8	$5,255.0

Gross Margin	40.3%	32.7%	40.4%	32.7%

Operating Margin	19.1%	6.6%	21.9%	10.2%

Net Income attributable to onsemi	$1,009.6	$234.2	$1,285.5	$351.9

Diluted Earnings Per Share	$2.27	$0.56	$2.95	$0.85

Revenue Summary

($ in millions)

(Unaudited)

	Three Months Ended

Business Segment	Q4 2021	Q3 2021	Q4 2020	Sequential Change	Year over Year Change

PSG	$953.4	$892.1	$716.4	7%	33%

ASG	647.3	613.5	522.0	6%	24%

ISG	245.4	236.5	207.9	4%	18%

Total	$1,846.1	$1,742.1	$1,446.3	6%	28%

	Year Ended

Business Segment	December 31, 2021	December 31, 2020	Year over Year Change

PSG	$3,439.1	$2,606.1	32%

ASG	2,399.9	1,910.4	26%

ISG	900.8	738.5	22%

Total	$6,739.8	$5,255.0	28%

FIRST QUARTER 2022 OUTLOOK

The following table outlines onsemi’s projected first quarter of 2022 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items**	Total onsemi Non-GAAP***

Revenue	$1,850 to $1,950 million	-	$1,850 to $1,950 million

Gross Margin	45.5 % to 47.5%	-	45.5 % to 47.5%

Operating Expenses	$332 to $347 million	$34 million	$298 to $313 million

Other Income and Expense (including interest expense), net	$18 to $22 million	$3 million	$21 to $25 million

Diluted Earnings Per Share	$0.90 to $1.02	$0.08	$0.98 to $1.10

Diluted Shares Outstanding *	450 million	9 million	441 million

*

Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. With the adoption of the new accounting standard, the GAAP diluted shares outstanding assumes settling the principal and excess over par value in shares of the Company’s common stock for the 1.625% Notes and only the excess over par value in shares of the Company’s common stock for the 0% Notes, according to the terms of such notes. The non-GAAP diluted shares outstanding includes the shares that are not covered by the Company’s hedge transaction issued concurrently with such notes. In periods when the quarterly average stock price exceeds $30.70 for the 1.625% Notes and $74.34 for the 0% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the GAAP and non-GAAP diluted shares outstanding. Calculations are based on the Company’s stock price as of December 31, 2021.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 7, 2022 to discuss this announcement and onsemi’s results for the fourth quarter of 2021 and fiscal year 2021. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call via telephone by dialing (888) 414-4458 (U.S./Canada) or (646) 960-0166 (International). In order to join this conference call, you will be required to provide the Conference ID Number, which is 8631312.

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. With a highly differentiated and innovative product portfolio, onsemi creates intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way in creating a safer, cleaner, and smarter world.

# # #

onsemi, and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Stefanie Cuene	Parag Agarwal

Head of Public Relations	Vice President - Investor Relations & Corporate Development

onsemi	onsemi

(602) 244-3402	(602) 244-3437

stefanie.cuene@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the first fiscal quarter of 2022. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 16, 2021 (our “2020 Form 10-K”) and Part II, Item IA “Risk Factors” in each of our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended April 2, 2021, July 2, 2021, and October 1, 2021, and from time-to-time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks, and uncertainties described in this document, our 2020 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended

	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenue	$1,846.1	$1,742.1	$1,446.3	$6,739.8	$5,255.0

Cost of revenue (exclusive of amortization shown below)	1,013.9	1,021.3	948.7	4,025.5	3,539.2

Gross profit	832.2	720.8	497.6	2,714.3	1,715.8

Gross margin	45.1%	41.4%	34.4%	40.3%	32.7%

Operating expenses:

Research and development	160.6	154.5	159.7	655.0	642.9

Selling and marketing	70.2	68.4	71.0	293.6	278.7

General and administrative	83.5	75.7	62.4	304.8	258.7

Amortization of acquisition-related intangible assets	24.5	24.7	29.3	99.0	120.3

Restructuring, asset impairments and other charges, net	13.1	(1.7)	7.2	71.4	65.2

Intangible asset impairment	—	—	—	2.9	1.3

Total operating expenses	351.9	321.6	329.6	1,426.7	1,367.1

Operating income	480.3	399.2	168.0	1,287.6	348.7

Other income (expense), net:

Interest expense	(32.0)	(31.9)	(41.8)	(130.4)	(168.4)

Interest income	0.3	0.5	0.6	1.4	4.9

Loss on debt refinancing and prepayment	(2.8)	—	—	(29.0)	—

Gain on divestiture of business	—	10.2	—	10.2	—

Other income (expense)	20.4	(5.8)	(6.3)	18.0	(8.6)

Other income (expense), net	(14.1)	(27.0)	(47.5)	(129.8)	(172.1)

Income before income taxes	466.2	372.2	120.5	1,157.8	176.6

Income tax (provision) benefit	(39.8)	(61.8)	(30.7)	(146.6)	59.8

Net income	426.4	310.4	89.8	1,011.2	236.4

Less: Net income attributable to non-controlling interest	(0.5)	(0.7)	(0.8)	(1.6)	(2.2)

Net income attributable to ON Semiconductor Corporation	$425.9	$309.7	$89.0	$1,009.6	$234.2

Net income per share of common stock attributable to ON Semiconductor Corporation:

Basic	$0.99	$0.72	$0.22	$2.37	$0.57

Diluted	$0.96	$0.70	$0.21	$2.27	$0.56

Weighted average common shares outstanding:

Basic	431.1	430.6	411.3	425.7	410.7

Diluted	445.3	440.7	431.6	443.8	418.8

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2021	October 1, 2021	December 31, 2020

Assets

Cash and cash equivalents	$1,352.6	$1,389.2	$1,080.7

Receivables, net	809.4	720.0	676.0

Inventories	1,379.5	1,327.6	1,251.4

Other current assets	240.1	205.0	176.0

Total current assets	3,781.6	3,641.8	3,184.1

Property, plant and equipment, net	2,524.3	2,427.8	2,512.3

Goodwill	1,937.5	1,662.7	1,663.4

Intangible assets, net	495.7	390.3	469.0

Deferred tax assets	366.3	382.1	429.0

Other assets	520.6	436.0	410.2

Total assets	$9,626.0	$8,940.7	$8,668.0

Liabilities, Non-Controlling Interest and Stockholders’ Equity

Accounts payable	$635.1	$599.3	$572.9

Accrued expenses and other current liabilities	747.6	641.8	570.0

Current portion of long-term debt	160.7	203.0	531.6

Total current liabilities	1,543.4	1,444.1	1,674.5

Long-term debt	2,913.9	2,910.5	2,959.7

Deferred tax liabilities	43.2	46.8	57.3

Other long-term liabilities	521.1	394.9	418.4

Total liabilities	5,021.6	4,796.3	5,109.9

ON Semiconductor Corporation stockholders’ equity:

Common stock	6.0	6.0	5.7

Additional paid-in capital	4,633.3	4,498.5	4,133.1

Accumulated other comprehensive loss	(40.6)	(48.6)	(57.6)

Accumulated earnings	2,435.1	2,009.2	1,425.5

Less: Treasury stock, at cost	(2,448.4)	(2,341.4)	(1,968.2)

Total ON Semiconductor Corporation stockholders’ equity	4,585.4	4,123.7	3,538.5

Non-controlling interest	19.0	20.7	19.6

Total stockholders’ equity	4,604.4	4,144.4	3,558.1

Total liabilities and stockholders’ equity	$9,626.0	$8,940.7	$8,668.0

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended			Year Ended

	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Cash flows from operating activities:

Net income	$426.4	$310.4	$89.8	$1,011.2	$236.4

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	140.3	149.9	153.8	596.7	625.1

Gain on divestiture of business	—	(10.2)	—	(10.2)	—

Loss on debt refinancing and prepayment	2.8	—	—	29.0	—

Amortization of debt discount and issuance costs	2.7	2.9	3.0	10.7	12.1

Share-based compensation	27.2	22.7	16.5	101.3	67.7

Non-cash interest on convertible notes	7.1	7.0	8.8	24.7	38.2

Non-cash asset impairment charges	—	3.3	3.3	10.8	18.8

Change in deferred tax balances	22.9	44.2	26.5	62.4	(122.6)

Other	1.8	2.2	3.8	4.3	7.3

Changes in assets and liabilities	(4.6)	(83.5)	94.9	(58.9)	1.3

Net cash provided by operating activities	$626.6	$448.9	$400.4	$1,782.0	$884.3

Cash flows from investing activities:

Purchase of Property, Plant and Equipment (“PP&E”)	$(169.6)	$(93.2)	$(116.4)	$(444.6)	$(383.6)

Deposits and proceeds from sale of PP&E	7.4	—	4.8	14.0	6.3

Deposits utilized (made) for purchase of PP&E	(25.9)	(18.7)	(0.1)	(47.4)	2.2

Divestiture of business, net of cash transferred	3.6	3.4	—	7.0	—

Purchase of business, net of cash acquired	(399.4)	—	—	(399.4)	(4.5)

Purchase of license and deposit made for manufacturing facility			(100.0)	—	(100.0)

Purchase of available-for-sale securities	(5.1)	(43.8)	—	(48.9)	—

Proceeds from sale or maturity of available-for-sale securities	1.4	2.8	—	4.2	—

Settlement of purchase price from previous acquisition	—	—	—	—	26.0

Net cash used in investing activities	$(587.6)	$(149.5)	$(211.7)	$(915.1)	$(453.6)

Cash flows from financing activities:

Proceeds for the issuance of common stock under the ESPP	$5.0	$6.2	$5.8	$23.5	$23.6

Payment of tax withholding for RSUs	(4.7)	(2.2)	(2.9)	(38.9)	(20.0)

Repurchase of common stock	—	—	—	—	(65.4)

Issuance and borrowings under debt agreements	—	—	—	787.3	1,858.0

Reimbursement of debt issuance costs	—	—	—	2.7	—

Payment of debt issuance costs	—	(0.3)	(0.2)	(3.8)	(2.4)

Repayment of borrowings under debt agreements	(51.7)	(4.1)	(759.3)	(1,270.5)	(2,023.9)

Payment for purchase of bond hedges	—	—	—	(160.3)	—

Proceeds from issuance of warrants	—	—	—	93.8	—

Payments related to prior acquisition	(0.2)	(0.7)	(0.6)	(3.2)	(8.9)

Dividend to non-controlling shareholder	—	—	(5.0)	—	(5.0)

Net cash used in financing activities	$(51.6)	$(1.1)	$(762.2)	$(569.4)	$(244.0)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(0.2)	0.2	(1.3)	0.6

Net increase in cash, cash equivalents and restricted cash	(12.9)	298.1	(573.3)	296.2	187.3

Beginning cash, cash equivalents and restricted cash	1,390.6	1,092.5	1,654.8	1,081.5	894.2

Ending cash, cash equivalents and restricted cash	$1,377.7	$1,390.6	$1,081.5	$1,377.7	$1,081.5

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarter Ended				Year Ended

		December 31, 2021	October 1, 2021		December 31, 2020	December 31, 2021	December 31, 2020

Reconciliation of GAAP to non-GAAP gross profit:

GAAP gross profit		$832.2	$720.8		$497.6	$2,714.3	$1,715.8

Special items:

a)	Non-recurring facility costs	2.3	2.5		—	5.5	—

	Total special items	2.3	2.5		—	5.5	—

Non-GAAP gross profit		$834.5	$723.3		$497.6	$2,719.8	$1,715.8

Reconciliation of GAAP to non-GAAP gross margin:

GAAP gross margin		45.1%	41.4%		34.4%	40.3%	32.7%

Special items:

a)	Non-recurring facility costs	0.1%	0.1%		—%	0.1%	—%

	Total special items	0.1%	0.1%		—%	0.1%	—%

Non-GAAP gross margin		45.2%	41.5%		34.4%	40.4%	32.7%

Reconciliation of GAAP to non-GAAP operating expenses:

GAAP operating expenses		$351.9	$321.6		$329.6	$1,426.7	$1,367.1

Special items:

a)	Amortization of acquisition-related intangible assets	(24.5)	(24.7)		(29.3)	(99.0)	(120.3)

b)	Restructuring, asset impairments and other, net	(13.1)	1.7		(7.2)	(71.4)	(65.2)

c)	Intangible asset impairment	—	—		—	(2.9)	(1.3)

d)	Third party acquisition and divestiture related costs	(7.9)	(2.4)		(0.7)	(11.9)	(1.0)

	Total special items	(45.5)	(25.4)		(37.2)	(185.2)	(187.8)

Non-GAAP operating expenses		$306.4	$296.2		$292.4	$1,241.5	$1,179.3

Reconciliation of GAAP to non-GAAP operating income:

GAAP operating income		$480.3	$399.2		$168	$1,287.6	$348.7

Special items:

a)	Non-recurring facility costs	2.3	2.5		—	5.5	—

b)	Amortization of acquisition-related intangible assets	24.5	24.7		29.3	99.0	120.3

c)	Restructuring, asset impairments and other, net	13.1	(1.7)		7.2	71.4	65.2

d)	Intangible asset impairment	—	—		—	2.9	1.3

e)	Third party acquisition and divestiture related costs	7.9	2.4		0.7	11.9	1.0

	Total special items	47.8	27.9		37.2	190.7	187.8

Non-GAAP operating income		$528.1	$427.1		$205.2	$1,478.3	$536.5

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):

GAAP operating margin		26.0%	22.9%		11.6%	19.1%	6.6%

Special items:

a)	Non-recurring facility costs	0.1%	0.1%		—%	0.1%	—%

b)	Amortization of acquisition-related intangible assets	1.3%	1.4%		2.0%	1.5%	2.3%

c)	Restructuring, asset impairments and other, net	0.7%	(0.1	) %	0.5%	1.1%	1.2%

d)	Intangible asset impairment	—%	—%		—%	—%	—%

e)	Third party acquisition and divestiture related costs	0.4%	0.1%		—%	0.2%	—%

	Total special items	2.6%	1.6%		2.6%	2.8%	3.6%

Non-GAAP operating margin		28.6%	24.5%		14.2%	21.9%	10.2%

Reconciliation of GAAP to non-GAAP income before income taxes:

GAAP income before income taxes		$466.2	$372.2		$120.5	$1,157.8	$176.6

Special items:

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarter Ended			Year Ended

		December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020

a)	Non-recurring facility costs	2.3	2.5	—	5.5	—

b)	Amortization of acquisition-related intangible assets	24.5	24.7	29.3	99.0	120.3

c)	Restructuring, asset impairments and other, net	13.1	(1.7)	7.2	71.4	65.2

d)	Intangible asset impairment	—	—	—	2.9	1.3

e)	Third party acquisition and divestiture related costs	7.9	2.4	0.7	11.9	1.0

f)	Actuarial (gains) losses on pension plans and other pension benefits	(22.2)	5.5	4.0	(16.7)	4.0

g)	Loss on debt refinancing and prepayment	2.8	—	—	29.0	—

h)	Non-cash interest on convertible notes	7.1	7.0	8.8	24.7	38.2

i)	Gain on divestiture of a business	—	(10.2)	—	(10.2)	—

	Total special items	35.5	30.2	50.0	217.5	230.0

Non-GAAP income before income taxes		$501.7	$402.4	$170.5	$1,375.3	$406.6

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:

GAAP net income attributable to ON Semiconductor Corporation		$425.9	$309.7	$89.0	$1,009.6	$234.2

Special items:

a)	Non-recurring facility costs	2.3	2.5	—	5.5	—

b)	Amortization of acquisition-related intangible assets	24.5	24.7	29.3	99.0	120.3

c)	Restructuring, asset impairments and other, net	13.1	(1.7)	7.2	71.4	65.2

d)	Intangible asset impairment	—	—	—	2.9	1.3

e)	Third party acquisition and divestiture related costs	7.9	2.4	0.7	11.9	1.0

f)	Actuarial (gains) losses on pension plans and other pension benefits	(22.2)	5.5	4.0	(16.7)	4.0

g)	Loss on debt refinancing and prepayment	2.8	—	—	29.0	—

h)	Non-cash interest on convertible notes	7.1	7.0	8.8	24.7	38.2

i)	Gain on divestiture of a business	—	(10.2)	—	(10.2)	—

j)	Adjustment of income taxes	16.6	40.4	8.1	58.4	(112.3)

	Total special items	52.1	70.6	58.1	275.9	117.7

Non-GAAP net income attributable to ON Semiconductor Corporation		$478.0	$380.3	$147.1	$1,285.5	$351.9

Adjustment of income taxes:

Tax adjustment for special items (1)		$(7.5)	$(6.3)	$(10.5)	$(45.7)	$(48.3)

Impact of Domestication of non-U.S. IP and related effects (2)		—	—	(2.1)	—	(112.4)

Other non-GAAP tax adjustment (3)		24.1	46.7	20.7	104.1	48.4

	Total adjustment of income taxes	$16.6	$40.4	$8.1	$58.4	$(112.3)

Reconciliation of GAAP to non-GAAP diluted shares outstanding:

GAAP diluted shares outstanding		445.3	440.7	431.6	443.8	418.8

Special items:

a)	Less: dilutive shares attributable to convertible notes	(6.9)	(5.0)	(14.8)	(8.6)	(5.5)

	Total special items	(6.9)	(5.0)	(14.8)	(8.6)	(5.5)

Non-GAAP diluted shares outstanding		438.4	435.7	416.8	435.2	413.3

Non-GAAP diluted earnings per share:

Non-GAAP net income attributable to ON Semiconductor Corporation		$478.0	$380.3	$147.1	$1,285.5	$351.9

Non-GAAP diluted shares outstanding		438.4	435.7	416.8	435.2	413.3

Non-GAAP diluted earnings per share		$1.09	$0.87	$0.35	$2.95	$0.85

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended

	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities	$626.6	$448.9	$400.4	$1,782.0	$884.3

Special items:

a) Purchase of property, plant and equipment	(169.6)	(93.2)	(116.4)	(444.6)	(383.6)

Total special items	(169.6)	(93.2)	(116.4)	(444.6)	(383.6)

Free cash flow	$457.0	$355.7	$284.0	$1,337.4	$500.7

(1)	Tax impact of non-GAAP special items (a-i) is calculated using the federal statutory rate of 21% for all periods presented.

(2)

The Company simplified its corporate structure by repatriating the economic rights of its non-U.S. intellectual property to the United States via domestication of certain foreign subsidiaries (the “Domestication”). The Domestication resulted in a benefit from recognizing certain deferred tax assets, net of deferred tax liabilities, of $62.9 million. Additionally, the Domestication caused the Company to reassess the full valuation allowance recorded against its U.S. state deferred tax assets. As a result, the Company released approximately $49.5 million of its valuation allowance recorded against its U.S. state deferred tax assets.

(3)

The income tax adjustment primarily represents the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan is included below.

	(in millions)

	Quarter Ended			Year Ended

	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Cost of revenue	$3.8	$3.6	$3.0	$15.6	$11.5

Research and development	5.8	5.4	5.0	24.2	18.2

Selling and marketing	4.1	3.7	3.4	16.6	12.9

General and administrative	13.5	10.0	5.1	44.9	25.1

Total share-based compensation	$27.2	$22.7	$16.5	$101.3	$67.7

SUPPLEMENTAL FINANCIAL DATA
	(in millions)

	Quarter Ended			Year Ended

	December 31, 2021	October 1, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net cash provided by operating activities	$626.6	$448.9	$400.4	$1,782.0	$884.3

Free cash flow	457.0	355.7	284.0	1,337.4	500.7

Cash paid for income taxes	23.2	21.4	22.7	88.2	52.5

Depreciation and amortization	$140.3	$149.9	$153.8	$596.7	$625.1

Less: Amortization of acquisition-related intangible assets	24.5	24.7	29.3	99.0	120.3

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$115.8	$125.2	$124.5	$497.7	$504.8

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi’s use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of onsemi’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture related costs, restructuring charges, and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture related costs, tax indemnification by third parties, tax impact of these items and other non-GAAP adjustments, and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternate to cash flow from operating

NON-GAAP MEASURES (Continued)

activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding stock options and restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $20.72, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 1.625% convertible notes. As such, at an average stock price per share between $20.72 and $30.70, the hedging activity offsets the potentially dilutive effect of the 1.625% convertible notes. In periods when the quarterly average stock price per share exceeds $52.97, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% convertible notes. As such, at an average stock price per share between $52.97 and $74.34, the hedging activity offsets the potentially dilutive effect of the 0% convertible notes.